GameStop Announces Proposed Private Offering of $1.75 Billion of Convertible Senior Notes
GRAPEVINE, Texas, June 11, 2025 (BUSINESS WIRE)—GameStop Corp. (NYSE: GME) (“GameStop”) today announced that it intends to offer, subject to market conditions and other factors, $1.75 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). GameStop also intends to grant the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $250 million aggregate principal amount of notes.

The notes will be general unsecured obligations of GameStop, will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on June 15, 2032, unless earlier converted, redeemed or repurchased. Upon conversion, GameStop will pay or deliver, as the case may be, cash, shares of GameStop’s Class A common stock, par value $.001 per share (“Class A common stock”), or a combination of cash and shares of Class A common stock, at its election. The initial conversion rate, repurchase or redemption rights and other terms of the notes will be determined at the time of pricing of the offering. GameStop expects that the reference price used to calculate the initial conversion price for the notes will be the U.S. composite volume weighted average price of Class A common stock from 1:00 p.m. through 4:00 p.m. Eastern Daylight Time on the date of pricing.

GameStop intends to use the net proceeds from the offering for general corporate purposes, including making investments in a manner consistent with GameStop’s Investment Policy and potential acquisitions.

Neither the notes, nor any shares of Class A common stock issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States, or to, or for the account or benefit of, U.S. Persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. There can be no assurances that the offering of the notes will be completed as described herein or at all.

Cautionary Statement Regarding Forward-Looking Statements – Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the proposed terms and the anticipated completion, timing and size of the proposed offering of the notes, the grant to the initial purchasers of the option to purchase additional notes, and the anticipated use of proceeds from the offering. These forward-looking statements are based on GameStop’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause GameStop’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. These and other risks are more fully described in GameStop’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2025, and other filings and reports that GameStop may file from time to time with the SEC. Forward-looking statements represent GameStop’s beliefs and assumptions only as of the date of this press release. GameStop disclaims any obligation to update forward-looking statements.

Contact

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com